MUTUAL SEPARATION AGREEMENT
AND GENERAL RELEASE OF CLAIMS

    Vicki Bernholz ("Executive") is currently employed by SuccessFactors, Inc. (the "Company") as its Chief People Officer. Executive and the Company are parties to an Offer of Employment dated July 23, 2009 (the "Offer Letter Agreement"). The Company and Executive have decided to enter into this mutual separation agreement. It is the Company's desire to provide Executive with certain benefits in connection with such separation and to resolve any claims that Executive has or may have against the Company. Accordingly, Executive and the Company agree to the terms as set forth in this Mutual Separation Agreement and General Release of Claims (the "Agreement"). This Agreement will become effective on the eighth (8th) day after it is signed by Executive (the "Effective Date"), provided that Executive has not revoked this Agreement in writing prior to the Effective Date.

    Executive hereby resigns from all officer positions that she holds with the Company or its subsidiaries as of December 1, 2010, and Executive's last day of employment shall be January 10, 2011 (the "Termination Date"). Upon the Company's request, Executive shall execute any and all documents reasonably required to give effect to any such resignations.

    The Company will provide Executive with the following termination benefits following the Termination Date within the time period set forth in the General Release attached hereto as Exhibit A (the "Release"):

      a lump sum payment equivalent to (i) six (6) months' of Executive's base salary in effect as of the Termination Date and (ii) 100% of Executive's target bonus for 2010, each subject to applicable withholding taxes, provided this Agreement is in full force and effect;

      payment of monthly COBRA premium payments commencing with the month following the month in which the Termination Date falls, provided Executive timely elects COBRA continuation coverage for herself and her eligible dependents, until the earlier of (i) six (6) months or (ii) the date Executive first becomes eligible to obtain other group health insurance coverage;

      With respect to any unvested stock options previously granted to Executive by the Company, Executive's unvested stock options will be accelerated by an additional six months and will otherwise stop vesting on the Termination Date and Executive shall have the post-termination exercise period provided in the applicable stock option agreements. Any restricted stock units ("RSUs") held by Executive will accelerate with respect to the 25% portion that is subject to the current annual "cliff" vesting period on a pro rata basis, determined by multiplying 25% of the RSU award by the quotient of the number of months elapsed for the current one-year "cliff" period plus six months, divided by 12. The RSUs will otherwise stop vesting on the Termination Date. Executive's stock options and RSUs shall otherwise continue to be subject to the terms and conditions of the applicable equity incentive plans and agreements, which agreements, shall otherwise remain in full force and effect.

      Upon receipt by Executive of her regular pay check for the pay period ending on the Termination Date together with payment for accrued but unused vacation time, Executive acknowledges that she has been paid all wages and accrued and unused vacation time. Executive understands and acknowledges that she shall not be entitled to any payments or benefits from the Company other than those expressly set forth in this Paragraph 3.

    For a period of six (6) months following the Termination Date, Executive will provide reasonable cooperation to the Company with respect to transitional matters.

    Executive and her successors release the Company, its parents, divisions, subsidiaries, and affiliated entities, and each of their respective current and former shareholders, investors, directors, officers, employees, agents, attorneys, insurers, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Executive now has, or at any other time had, or shall or may have against those released parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the date hereof, including, but not limited to, any claims of breach of contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Americans with Disabilities Act, the Fair Employment and Housing Act or any other applicable law.

    The release of claims contained in Paragraph 5 will not apply to any rights or claims that cannot be released by Executive as a matter of law, and it shall not in any way affect or impair Executive's right to be indemnified by the Company to the fullest extent permitted by law and any Indemnity Agreement between the Company and Executive.

    Executive acknowledges that she has read section 1542 of the Civil Code of the State of California, which states in full:

    A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

    Executive waives any rights that she has or may have under section 1542 (or any similar provision of the laws of any other jurisdiction) to the full extent that she may lawfully waive such rights pertaining to this general release of claims, and affirms that she is releasing all known and unknown claims that she has or may have against the parties listed above.

    Executive acknowledges and agrees that she shall continue to be bound by and comply with the terms of any proprietary rights, assignment of inventions and/or confidentiality agreements between the Company and Executive. Promptly following the Termination Date Executive will return to the Company, in good working condition, all Company property and equipment that is in Executive's possession or control, including, but not limited to, any files, records, computers, computer equipment, cell phones, credit cards, keys, programs, manuals, business plans, financial records, and all documents (and any copies thereof) that Executive prepared or received in the course of her employment with the Company.

    Executive agrees that she will not, at any time in the future, make any critical or disparaging statements about the Company, its business, its products and its current and former employees and Board members, unless such statements are made truthfully in response to a subpoena or other legal process. Company agrees that it will not, at any time in the future, make any critical or disparaging statements about Executive.

    In the event of any legal action relating to or arising out of this Agreement, the prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in that action.

    If any provision of this Agreement is deemed invalid, illegal, or unenforceable, that provision will be modified so as to make it valid, legal, and enforceable, or if it cannot be so modified, it will be stricken from this Agreement, and the validity, legality, and enforceability of the remainder of the Agreement shall not in any way be affected.

    Notwithstanding anything under this Agreement to the contrary, no amount payable pursuant to this Agreement on account of Executive's termination of employment with the Company which constitutes a "deferral of compensation" within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the "Section 409A Regulations") shall be paid unless and until Executive has incurred a "separation from service" within the meaning of the Section 409A Regulations, which the parties intend that her termination of employment by the Company to constitute. Furthermore, to the extent that Executive is a "specified employee" within the meaning of the Section 409A Regulations as of the date of Executive's separation from service, no amount that constitutes a deferral of compensation which is payable on account of Executive's separation from service shall be paid to Executive before the date (the "Delayed Payment Date") which is the first day of the seventh (7th) month after the date of Executive's separation from service or, if earlier, the date of Executive's death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

    The Company intends that income provided to Executive pursuant to this Agreement will not be subject to taxation under Section 409A of the Code. The provisions of this Agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A of the Code. However, the Company does not guarantee any particular tax effect for income provided to Executive pursuant to this Agreement. In any event, except for the Company's responsibility to withhold applicable income and employment taxes from compensation paid or provided to Executive, the Company shall not be responsible for the payment of any applicable taxes incurred by Executive on compensation paid or provided to Executive pursuant to this Agreement.

    This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, with the exception of the Company's equity compensation plan pursuant to which Executive was granted equity awards, any stock option agreements between the parties, any agreements described in Paragraphs 6 or 8 and any agreements concerning insider trading or other Company securities issues, all of which agreements shall remain in full force and effect. Except as expressly provided herein, each of the Offer Letter Agreement and any Notice of Participation under the Company's Change in Control Plan is hereby terminated and of no further force or effect. This Agreement may not be modified or amended except by a document signed by the Company and Executive.

EXECUTIVE UNDERSTANDS THAT SHE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT SHE IS GIVING UP ANY LEGAL CLAIMS SHE HAS AGAINST THE PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT. EXECUTIVE FURTHER UNDERSTANDS THAT SHE MAY HAVE UP TO 21 DAYS TO CONSIDER THIS AGREEMENT, THAT SHE MAY REVOKE IT AT ANY TIME DURING THE 7 DAYS AFTER SHE SIGNS IT, AND THAT IT SHALL NOT BECOME EFFECTIVE UNTIL THAT 7-DAY PERIOD HAS PASSED. EXECUTIVE ACKNOWLEDGES THAT SHE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED IN PARAGRAPH 3.

Dated: December 9, 2010 BY: /s/ Victoria A. Bernholz

Dated: December 9, 2010 BY: /s/ Lars Dalgaard

ITS: CEO

Exhibit A

TERMINATION RELEASE AGREEMENT

In consideration of the severance benefits (the "Severance Benefits") offered to me by SuccessFactors, Inc. (the "Company") pursuant to the Mutual Separation Agreement with the Company dated December 9, 2010 (the "Agreement"), I agree to the following general release (the "Release").

  Executive and her successors release the Company, its parents, divisions, subsidiaries, and affiliated entities, and each of their respective current and former shareholders, investors, directors, officers, employees, agents, attorneys, insurers, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Executive now has, or at any other time had, or shall or may have against those released parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the date hereof, including, but not limited to, any claims of breach of contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Americans with Disabilities Act, the Fair Employment and Housing Act or any other applicable law. This Release does not extend to, and has no effect upon, any benefits that have accrued, and to which I have become vested, under the Agreement or any employee benefit plan within the meaning of ERISA sponsored by the Company.
  The release of claims contained in Paragraph 1 will not apply to any rights or claims that cannot be released by Executive as a matter of law, and it shall not in any way affect or impair Executive's right to be indemnified by the Company to the fullest extent permitted by law and any Indemnity Agreement between the Company and Executive
  Executive acknowledges that she has read section 1542 of the Civil Code of the State of California, which states in full:

  A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

  Executive waives any rights that she has or may have under section 1542 (or any similar provision of the laws of any other jurisdiction) to the full extent that she may lawfully waive such rights pertaining to this general release of claims, and affirms that she is releasing all known and unknown claims that she has or may have against the parties listed above.

  Executive agrees that she has had at least twenty-one (21) calendar days in which to consider whether to execute the Release, no one hurried Executive into executing the Release during that period, and no one coerced Executive into executing the Release. Executive understands that the termination benefits set forth in the Agreement shall expire on the twenty-second (22nd) calendar day of the Termination Date if she has not accepted it by that time. Executive further understands that the Company's obligations under the Agreement shall not become effective or enforceable until the eighth (8th) calendar day after the date Executive signs this Release, provided that Executive has timely delivered it to the Company (the "Effective Date") and that in the seven (7) day period following the date Executive delivers a signed copy of the Release to Company, Executive understands that she may revoke her acceptance of the Release, in which case the Company has no obligation to provide Severance Benefits. Executive understands that the cash Severance Benefits set forth in Section 3(a) will be paid within ten (10) business days following the Effective Date.
  Should any provision of the Release be determined by an arbitrator, court of competent jurisdiction, or government agency to be wholly or partially invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms, or provisions are intended to remain in full force and effect. Specifically, should a court, arbitrator, or agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release and the waiver of unknown claims above shall otherwise remain effective to release any and all other claims. I acknowledge that I have obtained sufficient information to intelligently exercise my own judgment regarding the terms of the Release before executing the Release.

Date delivered to employee _______________, _____.

Executed this _______ day of _______________, _____.

Vicki Bernholz

[SIGNATURE PAGE TO GENERAL RELEASE AGREEMENT]